Exhibit 3(i)

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                       CENTURY TELEPHONE ENTERPRISES, INC.
    (Composite Copy of Amended and Restated Articles dated as of May 23, 1995 and all Subsequent Amendments through August 27, 1996,
          Compiled in the Manner Required by Rule 601 of Regulation S-K
            Promulgated Under the Securities Act of 1933, as Amended)


                                    ARTICLE I

                                      Name

     The name of this Corporation is Century Telephone Enterprises, Inc.

                                   ARTICLE II

                                     Purpose

     The purpose of the Corporation is to engage in any lawful activity for which corporations may be formed under the Business Corporation Law of Louisiana.

                                   ARTICLE III

                                     Capital

     A. AUTHORIZED STOCK. The Corporation shall be authorized to issue an aggregate of 177 million shares of capital stock, of which 175 million shares shall be Common Stock, $1.00 par value per share, and two million shares shall be Preferred Stock, $25.00 par value per share.

     B. PREFERRED STOCK. (1) The Preferred Stock may be issued from time to time in one or more series.

         (2) In respect to any series of Preferred Stock, the Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. In addition thereto the Board of Directors shall have such other powers with respect to the Preferred Stock and any series thereof as shall be permitted by applicable law.




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         (3) No full dividend for any quarterly dividend period may be declared or paid on shares of any series of Preferred Stock unless the full dividend for that period shall be concurrently declared or paid on all series of Preferred Stock outstanding in accordance with the terms of each series. If there are any accumulated dividends accrued or in arrears on any share of any series of Preferred Stock those dividends shall be paid in full before any full dividend shall be paid on any other series of Preferred Stock. If less than a full dividend is to be paid, the amount of the dividend to be distributed shall be divided among the shares of Preferred Stock for which dividends are accrued or in arrears in proportion to the aggregate amounts which would be distributable to those holders of Preferred Stock if full cumulative dividends had previously been paid thereon in accordance with the terms of each series.

     C. VOTING RIGHTS. (1)Each share of Common Stock and each outstanding share of the Series A and H Preferred Stock ("Voting Preferred Stock") which has been beneficially owned continuously by the same person since May 30, 1987 will entitle such person to ten votes with respect to such share on each matter properly submitted to the shareholders of the Corporation for their vote, consent, waiver, release or other action when the Common Stock and the Voting Preferred Stock vote together with respect to such matter.

         (2) (a) For purposes of this paragraph C, a change in beneficial ownership of a share of the Corporation's stock shall be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of such share; (ii) investment power, which includes the power to direct the sale or other disposition of such share; (iii) the right to receive or retain the proceeds of any sale or other disposition of such share; or (iv) the right to receive distributions, including cash dividends, in respect to such share.

             (b) In the absence of proof to the contrary provided in accordance with the procedures referred to in subparagraph (4) of this paragraph C, a change in beneficial ownership shall be deemed to have occurred whenever a share of stock is transferred of record into the name of any other person.

             (c) In the case of a share of Common Stock or Voting Preferred Stock held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, or in any other name except a natural person, if it has not been established pursuant to the procedures referred to in subparagraph (4) that such share was beneficially owned continuously since May 30, 1987 by the person who possesses all of the attributes of beneficial ownership referred to in clauses
(i) through (iv) of subparagraph (2)(a) of this paragraph C with respect to such share of Common Stock or Voting Preferred Stock, then such share of Common Stock or Voting Preferred Stock shall carry with it only one vote regardless of when record ownership of such share was acquired.




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             (d) In the case of a share of stock held of record in the name of any person as trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act, the Uniform Transfers to Minors Act or any comparable statute as in effect in any state, a change in beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian or the minor for whom such custodian is acting.

         (3) Notwithstanding anything in this paragraph C to the contrary, no change in beneficial ownership shall be deemed to have occurred solely as a result of:

             (a) any event that occurred prior to May 30, 1987, including contracts providing for options, rights of first refusal and similar arrangements, in existence on such date to which any holder of shares of stock is a party;

             (b) any transfer of any interest in shares of stock pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this paragraph C;

             (c) any change in the beneficiary of any trust, or any distribution of a share of stock from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specified age, or the creation or termination of any guardianship or custodian arrangement; or

             (d) any appointment of a successor trustee, agent, guardian or custodian with respect to a share of stock.

         (4) For purposes of this paragraph C, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Corporation. Written procedures designed to facilitate such determinations shall be established by the Corporation and refined from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Corporation and any transfer agent shall be entitled to rely on all information concerning beneficial ownership of a share of stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Corporation nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of a share of stock.

         (5) Each share of Common Stock acquired by reason of any stock split or dividend shall be deemed to have been beneficially owned by the same person continuously from the same date as that on which beneficial ownership of the share of Common Stock, with respect to which such share of Common Stock was distributed, was acquired.



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         (6) Each share of Common Stock acquired upon conversion of the outstanding Series A and H Preferred Stock of the Corporation ("Convertible Stock") shall be deemed to have been beneficially owned by the same person continuously from the date on which such person acquired the Convertible Stock converted into such share of Common Stock.

         (7) Where a holder beneficially owns shares having ten votes per share and shares having one vote per share, and transfers beneficial ownership of less than all of the shares held, the shares transferred shall be deemed to consist, in the absence of evidence to the contrary, of the shares having one vote per share.

         (8) Shares of Common Stock held by the Corporation's employee benefit plans will be deemed to be beneficially owned by such plans regardless of how such shares are allocated to or voted by participants, until the shares are actually distributed to participants.

         (9) Each share of Common Stock, whether at any particular time the holder thereof is entitled to exercise ten votes or one, shall be identical to all other shares of Common Stock in all other respects.

         (10) Each share of Voting Preferred Stock, whether at any particular time the holder thereof is entitled to exercise ten votes or one, shall be identical in all other respects to all other shares of Voting Preferred Stock in the same designated series.

         (11) Each share of Common Stock issued by the Corporation in a business combination transaction shall be deemed to have been beneficially owned by the person who received such share in the transaction continuously for the shortest period, as determined in good faith by the Board of Directors, that would be permitted for the transaction to be accounted for as a pooling of interests, provided that the Audit Committee of the Board of Directors has made a good faith determination that (a) such transaction has a bona fide business purpose,
(b) it is in the best interests of the Corporation and its shareholders that such transaction be accounted for as a pooling of interests under generally accepted accounting principals and (c) such issuance of Common Stock does not have the effect of nullifying or materially restricting or disparately reducing the per share voting rights of holders of an outstanding class or classes of voting stock of the Corporation. Notwithstanding the foregoing, (i) the Corporation shall not issue shares in a business combination transaction if such issuance would result in a violation of any rule or regulation regarding the per share voting rights of publicly-traded securities that is promulgated by the Securities and Exchange Commission or the principal exchange upon which the Common Stock is then listed for trading and (ii) nothing herein shall be interpreted to require the Corporation to account for any business combination transaction in any particular manner.

     D. NON-ASSESSABILITY; TRANSFERS; PRE-EMPTIVE RIGHTS. The stock of this Corporation shall be fully paid and non-assessable when issued and shall be personal property. No transfer of such stock shall be binding upon this Corporation unless such transfer is made in accordance with these Articles and the by-laws of this Corporation and duly recorded in the books thereof. No



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stockholder shall have any pre-emptive right to subscribe to any or all additions to the stock of this Corporation.

     E. SERIES A PREFERRED STOCK. The Corporation's Preferred Stock, Series A ("Series A Shares"), shall consist of 160,560 shares of Preferred Stock.

         (1) Holders of the outstanding Series A Shares shall be entitled to one vote per share thereof, voting with holders of shares of Common Stock and with holders of other voting shares of Preferred Stock as a single class, except as to those matters on which holders of Preferred Stock or a particular series thereof are required by applicable law to vote separately; and shall be entitled to receive, out of any funds legally available therefor, dividends at the rate of 6-1/8% per annum of the par value thereof, and no more, payable in cash quarterly on the last day of March, June, September and December, in each year when and as declared by the Board of Directors of the Corporation; provided that, if the Net Earnings per share of Common Stock of this Corporation reaches $1.50 for the preceding calendar year, the annual dividend rate shall be 7-1/8% thereafter; and further provided that, if the Net Earnings per share of Common Stock reaches $2.00 for the preceding calendar year, the annual dividend rate shall be 8-1/8% thereafter. For purposes hereof, "Net Earnings per share of Common Stock" shall be computed on a fully diluted basis in accordance with Release No. 15, as amended from time to time by the Accounting Principles Board (or any successor thereto) of the American Institute of Certified Public Accountants. Dividends shall accrue on each share of Series A from the date of its original issuance and shall accrue from day to day, whether or not earned or declared. Dividends shall be cumulative so that if dividends in respect of any previous quarterly dividend period at the prescribed rate per annum shall not have been paid on or declared and set apart from all Series A Shares at the time outstanding, the deficiency shall be fully paid on or declared and set apart for said shares before any dividend or other distribution shall be paid on or declared or set apart for shares of Common Stock.

         (2) In the event of a liquidation, dissolution or winding up of this Corporation, the holders of Series A Shares shall be entitled to receive, pro rata with all other holders of Preferred Stock of whatever series, to the extent available out of the assets of this Corporation whether such assets are capital or surplus of any nature, an amount equal to the par value of such Preferred Stock, and in addition thereto, a further amount equal to the dividends unpaid and accumulated thereon, to the date that payment is made available to the holders of Preferred Stock, whether earned or declared or not, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock. A consolidation or merger of this Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up, within the meaning of this paragraph.

         (3) If the average daily market price per share of this Corporation's Common Stock maintains a level of $17.13 or higher for a period of at least ninety consecutive days, thereafter this Corporation, at the option of the Board of Directors, may at any time or from time to time redeem the whole or any part of the outstanding Series A Shares by paying in cash therefor twenty five dollars ($25.00) per share and, in addition to the aforementioned amount, an amount in cash



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equal to all dividends thereon unpaid and accumulated as provided in paragraph
(1) above, whether earned or declared or not, to and including the date fixed for redemption, such sum being hereinafter sometimes referred to as the redemption price. In case of the redemption of a part only of the outstanding Series A Shares, this Corporation shall designate by lot, in such manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Less than all of the Series A Shares at any time outstanding may not be redeemed until all dividends accrued and in arrears upon all Series A Shares outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all Series A Shares then outstanding, other than the shares to be redeemed, shall have been paid or declared and the full amount thereof set apart for payment. At least thirty (30) days' previous notice by mail, postage prepaid, shall be given to the holders of record of the Series A Shares to be redeemed, such notice to be addressed to each shareholder at his post office address as shown by the records of this Corporation. On or after the date fixed for redemption and stated in such notice, each holder of Series A Shares called for redemption shall surrender his certificate evidencing such shares to this Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. In case less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available thereof, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall cease to accrue after the date fixed for redemption and all rights with respect to the shares so called for redemption shall forthwith after such date cease and determine, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates thereof.

            If, on or prior to any date fixed for redemption of Series A Shares, this Corporation deposits, with any bank or trust company, as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice or redemption thereof if such notice shall not previously have been given by this Corporation, or to complete the giving if such notice is theretofore commenced, and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall cease to accrue after the date fixed for redemption. The deposit shall be deemed to constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon the surrender of their certificates therefor, and the right to convert said shares as provided herein at any time up to but not after the close of business on the day prior to the date fixed for redemption of such shares. Any moneys deposited on account of the redemption price of Series A Shares converted subsequent to the making of such deposit shall be repaid to the Corporation forthwith upon the conversion of such Series A Shares.



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     (4) The holders of Series A Shares shall have conversion rights as follows:

             (a) The Series A Shares shall be convertible, at the option of the respective holders thereof, at any time prior to the day prior to such date, if any, as may have been fixed for the redemption thereof in any notice of redemption given as provided in (3) hereof, at the office of the Corporation or any transfer agent for such shares, into fully paid and non-assessable shares (calculated to the nearest whole share, fractions of a share being disregarded) of Common Stock of the Corporation, at conversion price in effect at the time of conversion determined as hereinafter provided, each Series A Share being taken at $25.00 for the purpose of such conversion. The price at which shares of Common Stock shall be deliverable upon conversion (herein called the "conversion price") shall be $11.42 per share until January 15, 1977, and thereafter the sum of (i) the average daily closing market price thereof during the preceding 24 months of any national securities exchange upon which said Common Stock is listed for trading or, in the absence of said listing, then as reported by the National Association of Securities Dealers, Inc., but not more than $11.42 and not less than $8.12 per share; and (ii) one-half of the difference between said average market price and $11.42 per share; provided, however, that any Series A Shares called for redemption shall be thereafter convertible, at the option of the holders thereof, at any time prior to the date fixed for redemption, into shares of Common Stock, which shall be valued at $11.42 per share for said purpose. Such conversion price shall be subject to adjustment from time to time in certain circumstances, as hereinafter provided. The Corporation shall make no payment or adjustment on account of any dividends accrued on the Series A Shares surrendered for conversion. In case of the call for redemption of any Series A Shares, the right of conversion shall terminate as to the shares designated for redemption, at the close of business on the day preceding the day fixed for redemption, unless default is made in the payment of the redemption price.

             (b) Before any holder of Series A Shares shall be entitled to convert the same to Common Stock, he shall surrender the certificates or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Shares, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Shares, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled, as aforesaid. Such conversion shall be deemed to have been made as of the date of surrender of the Series A Shares to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of that Common Stock on said date.

             (c) In case the Corporation shall at any time subdivide the outstanding shares of Common Stock, or shall issue as a dividend on Common Stock such number of shares of Common Stock as shall equal 10% or more of the number of shares



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COR\48583.1

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     of Common Stock outstanding immediately prior to the issuance of such dividend, the conversion price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of Common Stock, the conversion price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend, or combination, as the case may be.

             (d) No fractional shares of Common Stock shall be issued upon the conversion of Series A Shares. If any fractional interest in a share of Common Stock would, except for the provisions of this paragraph (d), be deliverable upon conversion hereunder, the Corporation shall adjust such fractional interest by rounding off said fractional interest to the nearest whole number of shares of Common Stock.

             (e) Whenever the conversion price is adjusted, as herein provided, the Corporation shall forthwith maintain at its office and file with the transfer agents for Series A Shares, if any, a statement signed by the Chairman of the Board, or the President, or a Vice President of the Corporation, and by its Treasurer or an Assistant Treasurer, showing in detail the facts requiring such adjustment and the conversion price after such adjustment. Such transfer agents shall be under no duty or responsibility with respect to any such statement except to exhibit the same from time to time to any holder of Series A Shares desiring an inspection thereof.

             (f) In case of any capital reorganization or any reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each Series A Share shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Share would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Shares, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the conversion price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon conversion of the Series A Shares.

             (g) In case:

                 1. the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or




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                 2. the Corporation shall take a record of the holders of its
          Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                 3. of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation, or conveyance of all of substantially all of the assets of the Corporation to another corporation; or

                 4. of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, and in any such case, the Corporation shall cause to be mailed to the holders of record of the outstanding Series A Shares, at least 10 days prior to the date hereinafter specified, a notice stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

             (h) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Shares, the full number of shares of Common Stock deliverable upon the conversion of all Series A Shares from time to time outstanding.

             (i) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Shares pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

             (j) All certificates of the Series A Shares surrendered for conversion shall be appropriately cancelled on the books of the Corporation, and the shares so converted represented by such certificates shall be restored to the status of authorized but unissued Preferred Stock of the Corporation without designation as to series.

         F. SERIES H PREFERRED STOCK. The Corporation's Preferred Stock, Series H ("Series H Shares"), shall consist of 20,000 shares of Preferred Stock.



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         (1) Holders of the outstanding Series H Shares shall be entitled to one vote per share thereof, voting with holders of shares of Common Stock and with holders of other voting shares of Preferred Stock as a single class, except as to those matters on which holders of Preferred Stock or a particular series thereof are required by applicable law to vote separately; and shall be entitled to receive, out of any funds legally available therefor, dividends at the rate of 7% per annum of the part value thereof, and no more, payable in cash quarterly on the last day of March, June, September, and December in each year, commencing 1975, when and as declared by the Board of Directors of the Corporation. Dividends shall accrue on each share of Series H from the date of its original issuance and shall accrue from day to day, whether or not earned or declared. Dividends shall be cumulative so that if dividends in respect of any previously quarterly dividend period at the prescribed rate per annum shall not have been paid on or declared and set or apart for all Series H Shares at the time outstanding, the deficiency shall be fully paid on or declared and set apart for said shares before any dividend or other distribution shall be paid on or declared or set apart for shares of Common Stock.

         (2) In the event of a liquidation, dissolution or winding up of this Corporation, the holders of Series H Shares shall be entitled to receive, pro rata with all other holders of Preferred Stock of whatever series, to the extent available out of the assets of this Corporation, whether such assets are capital or surplus of any nature, an amount equal to the par value of such Preferred Stock, and in addition thereto, a further amount equal to the dividends unpaid and accumulated thereon, to the date that payment is earned or declared or not, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock. A consolidation or merger of this Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up, within the meaning of this paragraph.

         (3) The holders of Series H Shares shall have conversion rights as follows:

             (a) The Series H Shares shall be convertible, at the option of the respective holders thereof, at the office of the Corporation or any transfer agent for such shares, into fully paid and non-assessable shares (calculated to the nearest whole share, fractions of a share being disregarded) of Common Stock of the Corporation, at the conversion rate of one and twelve thirteenths (1-12/13ths) shares of Common Stock for each Series H Share converted. Such conversion rate shall be subject to adjustment from time to time in certain instances, as hereinafter provided. The Corporation shall make no payment or adjustment on account of any dividends accrued on the Series H Shares surrendered for conversion.

             (b) Before any holder of Series H Shares shall be entitled to convert the same in Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series H Shares, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state in writing therein the name or names in which he wishes the




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     certificate or certificates for Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series H Shares, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled, as aforesaid. Such conversion shall be deemed to have been made as of the date of surrender of the Series H Shares to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of that Common Stock on said date.

             (c) In case the Corporation shall at any time subdivide the outstanding shares of Common Stock, or shall issue as a dividend on Common Stock such number of shares of Common Stock as shall equal 10% or more of the number of shares of Common Stock outstanding immediately prior to the issuance of such dividend, the conversion price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of Common Stock, the conversion price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

             (d) No fractional shares of Common Stock shall be issued upon the conversion of Series H Shares. If any fractional interest in a share of Common Stock would, except for the provisions of this paragraph (d), be deliverable upon conversion hereunder, the Corporation shall adjust such fractional interest by rounding off said fractional interest to the nearest whole number of shares of Common Stock.

             (e) Whenever the conversion is adjusted, as herein provided, the Corporation shall forthwith maintain at its office and file with the transfer agents for Series H Shares, if any, a statement signed by the Chairman of the Board, or the President, or a Vice President of the Corporation, and by its Treasurer or an Assistant Treasurer, showing in detail the facts requiring such adjustment and the conversion price after such adjustment. Such transfer agent shall be under no duty or responsibility with resect to any such statement except to exhibit the same from time to time to any holder of Series H Shares desiring an inspection thereof.

             (f) In case of any capital reorganization or any reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each Series H Share shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series H Shares would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the



                                      -11-
COR\48583.1

     Series H Shares, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the conversion price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series H Shares.

             (g) In case:

                 1. the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

                 2. the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                 3. of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation, or conveyance of all or substantially all of the assets of the Corporation to another corporation; or

                 4. of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, and in any such case, the Corporation shall cause to be mailed to the holders of record of the outstanding Series H Shares, at least 10 days prior to the date hereinafter specified, a notice stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution, or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

             (h) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series H Shares, the full number of shares of Common Stock deliverable upon the conversion of all Series H Shares from time to time outstanding.

             (i) The Corporation shall pay any and all issue and other taxes that may be payable in respect to any issue or delivery of shares of Common Stock or conversion of Series H Shares pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series H Shares so converted



                                      -12-
COR\48583.1
     were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

             (j) All certificates of the Series H Shares surrendered for conversion shall be appropriately cancelled on the books of the Corporation, and the shares so converted represented by such certificates shall be restored to the status of authorized but unissued Preferred Stock of the Corporation without designation as to series.

     G. SERIES K PREFERRED STOCK. The Corporation's 5% Cumulative Convertible Series K Preferred Stock ("Series K Shares") shall consist of 75,000 shares of Preferred Stock having the preferences, limitations and relative rights set forth below.

         (1) Holders of the Series K Shares shall be entitled to cast one vote per share, voting with holders of shares of Common Stock and with holders of other series of voting preferred stock as a single class on any matter to come before a meeting of the shareholders, except with respect to the casting of ballots on those matters as to which holders of Preferred Stock or a particular series thereof are required by law to vote separately.

         (2) The Series K Shares shall, with respect to dividend rights and rights upon liquidation, dissolution and winding up, rank prior to the Common Stock and pari passu with respect to the Series A Shares and Series H Shares. All equity securities of the Corporation as to which the Series K Shares rank prior, whether with respect to dividends or upon liquidation, dissolution or winding-up or otherwise, including the Common Stock, are collectively referred to herein as the "Junior Securities"; all equity securities of the Corporation as to which the Series K Shares rank pari passu, including the Series A Shares and Series H Shares, are collectively referred to herein as the "Parity Securities"; and all other equity securities of the Corporation (other than convertible debt securities) as to which the Series K Shares ranks junior are collectively referred to herein as the "Senior Securities." The preferences, limitations and relative rights of the Series K Shares shall be subject to the preferences, limitations and relative rights of any Junior Securities, Parity Securities or Senior Securities issued after the Series K Shares.

         (3) The holders of Series K Shares shall have the following dividend rights:

             (a) The holders of record of the Series K Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, an annual cash dividend of $1.25 on each Series K Share, payable quarterly on each March 31, June 30, September 30 and December 31 on which any Series K Shares shall be outstanding (each a "Dividend Due Date"), commencing on the last day of the calendar quarter in which a wholly-owned subsidiary of the Corporation merges with and into Kingsley Telephone Company. Dividends on each Series K Share shall accrue and be cumulative from and after the date of issuance of such Series K Share and dividends payable for any partial quarterly period shall be calculated on the basis of a year of 360 days



                                      -13-
COR\48583.1
     consisting of twelve 30-day months. Dividends shall be payable to the holders of record as they appear on the Corporation's stock transfer books at the close of business on the record date for such payment, which the Board of Directors shall fix not more than 60 days or less than 10 days preceding a Dividend Due Date. Holders of the Series K Shares shall not be entitled to any dividends, whether paid in cash, property or stock, in excess of the cumulative dividends as provided in this paragraph (a) and shall not be entitled to any interest thereon.

             (b) Unless all cumulative dividends accrued on the Series K Shares have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment through the most recent Dividend Payment Date, then (i) except as provided in the last sentence of this paragraph, no dividend or other distribution shall be declared or paid or set apart for payment on any Parity Securities, (ii) no dividend or other distribution shall be declared or paid or set aside for payment upon the Junior Securities (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into, Junior Securities) and (iii) no Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of any Junior Securities, except by conversion of Junior Securities into, or by exchange of Junior Securities for, other Junior Securities. If accrued dividends are not paid or set apart with respect to the Series K Shares and all other Parity Securities in full, all dividends declared with respect to such securities shall be declared pro rata on a share-by-share basis among all Series K Shares and Parity Securities outstanding at the time.

         (4) The holders of Series K Shares shall have the following conversion rights:

             (a) Subject to the rights of the Corporation specified in paragraph
     (b) below, each Series K Share shall be convertible, at any time, at the option of the holder thereof into that number of fully paid and nonassessable shares of the Common Stock obtained by dividing $25.00 by the Conversion Price then in effect under the terms of this subsection (4). Unless and until changed in accordance with the terms of this subsection
     (4), the Conversion Price shall be $25.33. In order for a holder of the Series K Shares to effect such conversion, the holder shall deliver to Society Shareholder Services, Inc., Dallas Texas, or such other agent as may be designated by the Board of Directors as the transfer agent for the Series K Shares (the "Transfer Agent"), the certificates representing such shares in accordance with paragraph (c) below accompanied by written notice jointly addressed to the Corporation and the Transfer Agent that the holder thereof elects to convert such shares or a specified portion thereof. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates representing the Series K Shares being converted shall have been delivered to the Transfer Agent in accordance with each term and condition of paragraph (c) below, accompanied by the written notice jointly addressed to the Corporation and the Transfer Agent of such conversion (the "Optional Conversion Date"), and the person or persons in whose names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be



                                      -14-
COR\48583.1
     deemed to have become the holder or holders of record of the Common Stock represented thereby at such time. As of the close of business on the Optional Conversion Date, the Series K Shares shall be deemed to cease to be outstanding and all rights of any holder thereof shall be extinguished except for the rights arising under the Common Stock issued in exchange therefor and the right to receive accrued and unpaid dividends on such Series K Shares through the Optional Conversion Date on the terms specified in paragraph (d) below.

             (b) At any time after July 1, 1997, the Corporation, at its option, shall be entitled to convert, in whole but not in part, each outstanding Series K Share into that number of fully paid and nonassessable shares of Common Stock obtained by dividing $25.00 by the Conversion Price then in effect. In order to effect such conversion, the Corporation shall mail notice to each record holder of the Series K Shares at least 30 but not more than 60 days prior to the date fixed for such conversion (the "Mandatory Conversion Date" and together with the Optional Conversion Date, the "Conversion Date"). Each notice shall specify the Mandatory Conversion Date and the Conversion Price then in effect. Any notice mailed in such manner shall be conclusively deemed to have been duly given regardless of whether such notice is in fact received. Upon receipt of such notice, the holder of Series K Shares shall promptly surrender to the Transfer Agent in accordance with paragraph (c) below the certificate representing the converted Series K Shares. In order to facilitate the conversion of the Series K Shares, the Board of Directors may fix a record date for the determination of the holders of the Series K Shares, which shall not be more than 60 days prior to the Mandatory Conversion Date. As of the close of business on the Mandatory Conversion Date, the Series K Shares shall be deemed to cease to be outstanding and all rights of any holder thereof shall be extinguished except for the rights arising under the Common Stock issued in exchange therefore and the right to receive accrued and unpaid dividends on such Series K Shares through the Mandatory Conversion Date on the terms specified in paragraph (d) below; provided, however, that no certificates representing such Common Stock shall be issued and no dividends or other distributions shall be payable with respect to such Common Stock, until the certificates representing the Series K Shares have been surrendered to the Transfer Agent in accordance with paragraph (c) below.

             (c) In connection with surrendering to the Transfer Agent the certificates representing (or formerly representing) Series K Shares, the holder shall furnish the Transfer Agent with transfer instruments satisfactory to the Corporation and sufficient to transfer the Series K Shares being converted to the Corporation free of any adverse interest or claims. As promptly as practicable after the surrender of the Series K Shares in accordance with this paragraph and any other requirement under this subsection (4), the Corporation, acting directly or through the Transfer Agent, shall issue and deliver to such holder certificates for the number of whole shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof (along with any interest payment specified in paragraph (a) or (b) above and cash payment in lieu of fractional shares specified in paragraph (e) below). Certificates will be issued for the balance of any remaining Series K Shares in any case in which fewer than all of the Series K Shares are converted. Any



                                      -15-
COR\48583.1
     conversion under paragraph (a) or (b) shall be effected at the Conversion Price in effect on the Conversion Date.

             (d) If the Conversion Date with respect to any Series K Share occurs after any record date with respect to the payment of a dividend on the Series K Shares (the "Dividend Record Date") and on or prior to the Dividend Due Date, then (i) the dividend due on such Dividend Due Date shall be payable to the holder of record of such share as of the Dividend Record Date and (ii) the dividend that accrues from the close of business on the Dividend Record Date through the Conversion Date shall be payable to the holder of record of such share as of the Conversion Date. Except as provided in this subsection (4), no payment or adjustment shall be made in connection with any conversion on account of any dividends accrued on Series K Shares surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

             (e) No fractional interest in a share of Common Stock shall be issued by the Corporation upon the conversion of any Series K Share. In lieu of any such fractional interest, the holder that would otherwise be entitled to such fractional interest shall receive a cash payment (computed to the nearest cent) equal to such fraction multiplied by the market value of a share of Common Stock, which shall be deemed to equal the last reported per share sale price of Common Stock on the New York Stock Exchange ("NYSE") (or, if the Common Stock is not then traded on the NYSE, then the last reported per share sale price on such other national securities exchange on which the Common Stock is listed or admitted to trading or, if not then listed or admitted to trading on any national securities exchange, then the last quoted bid price in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or any similar system of automated dissemination of securities prices) on the Trading Day (as defined below) immediately prior to the Conversion Date. As used in this subsection (4), the term "Trading Day" means (i) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business, or (ii) if the Common Stock is not so listed or admitted for trading but is quoted by NASDAQ or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

             (f) The Conversion Price shall be adjusted from time to time as follows:

                 1. If the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Company in the form of Common Stock, then the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the aggregate number of shares of Common Stock that



                                      -16-
COR\48583.1
          would be outstanding if such dividend or other distribution were effected as of such date. For the purposes of this subparagraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

                 2. If the Corporation shall issue rights, warrants or other securities convertible into Common Stock to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (6) below) of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, warrants or convertible securities, then the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase. For the purposes of this subparagraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

                 3. If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced proportionately in the manner provided in subparagraph (1) above, and, conversely, if the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased.

                 4. If the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or cash or other assets (excluding any dividend or distribution referred to in subparagraph (1) above, any rights, warrants or convertible securities referred to in subparagraph (2) above, and any dividend payable solely in cash from the earnings of the Corporation), then in each case the Conversion Price shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to receive such distribution by a fraction the numerator of



                                      -17-
COR\48583.1
          which shall be the current market price per share (determined as provided in subparagraph (6) below) of the Common Stock on such record date less the then fair market value per share (determined solely by the Board of Directors and described in a statement filed with the Transfer Agent) of the cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to the terms of this paragraph (f)) applicable to one share of Common Stock and the denominator of which shall be such current market price per share of the Common Stock.

                 5. The reclassification of Common Stock into securities, including securities other than Common Stock (other than any reclassification upon a consolidation, merger or statutory share exchange to which subparagraph (9) below applies), shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of subparagraph (2) above, and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of subparagraph (3) above.

                 6. For the purpose of any computation under subparagraphs (2) and (4) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the last reported sale price for the 20 consecutive Trading Days selected by the Board of Directors commencing no more than 30 Trading Days before and ending no later than the day before the day in question on the NYSE (or, if the Common Stock is not then traded on the NYSE, then the last reported sale price on such other national securities exchange on which the Common Stock is listed or admitted to trading or, if not then listed or admitted to trading on any national securities exchange, then the last quoted bid price in the over-the- counter market as reported by NASDAQ or any similar system of automated dissemination of securities prices).

                 7. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this subparagraph (7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided, further, that any adjustment shall be made in accordance with the provisions of this paragraph (f) (other than this



                                      -18-
COR\48583.1
          subparagraph (7)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Anything in this subparagraph (7) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this paragraph (f), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distribution of evidences of indebtedness or assets (other than cash dividends or distributions paid from retained earnings) hereafter made by the Corporation to its shareholders be a tax-free distribution for federal income tax purposes. All calculations shall be made to the nearest cent.

                 8. Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly deliver to the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall constitute conclusive evidence, absent manifest error, of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare and mail a notice to each holder of Series K Shares at each such holder's last address as the same appears on the books of the Corporation, which notice shall set forth the Conversion Price and a brief statement of the facts requiring the adjustment.

                 9. If the Corporation shall be a party to any transaction, including, without limitation, a merger, consolidation or statutory share exchange but excluding a reincorporation merger and any transaction as to which subparagraphs (1) through (5) apply, in which shares of Common Stock shall be converted into the right to receive securities, cash or other property (or any combination thereof) (each of the foregoing being referred to herein as a "Transaction"), then each holder of Series K Shares outstanding shall have the right thereafter to convert such shares only into the kind and amount of securities, cash and other property receivable in connection with such Transaction by a holder of the number of shares of Common Stock into which such Series K Shares might have been converted immediately prior to such Transaction, assuming such holder of Common Stock (A) is not an entity with which the Corporation consolidated, into which the Corporation merged, that merged into the Corporation, that engaged in a share exchange, or to which such sale or transfer was made, as the case may be (a "constituent entity"), or an affiliate of a constituent entity, (B) did not exercise dissenters' rights with respect to such Transaction and (C) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable in connection with such Transaction (provided that if the kind or amount of securities, cash and other property receivable in connection with such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by holders other than a constituent entity or an affiliate thereof and in respect of which such rights of



                                      -19-
COR\48583.1
          election shall not have been exercised ("non-electing share"), then for the purpose of this subparagraph (9) the kind and amount of securities, cash and other property receivable in connection with such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by all or a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of Series K Shares so that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares. Any such adjustment shall be evidenced by a certificate of independent public accountants and a notice of such adjustment filed and mailed in the manner set forth in subparagraph (8) above, and each containing the information set forth in such subparagraph (8); and any adjustment so certified shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The above provisions shall similarly apply to successive Transactions.

                 10. For purposes of this paragraph (f), "Common Stock" includes any stock of any class of the Corporation that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that is not subject to redemption by the Corporation. However, subject to the provisions of subparagraph (9) above, shares issuable on conversion of Series K Shares shall include only shares of the class designated as Common Stock of the Corporation on the date of the initial issuance of Series K Shares by the Corporation, or shares of any class or classes resulting from any reclassification thereof that have no preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

             (g) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issuance or delivery of shares of Common Stock in connection with conversions of Series K Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the record holder of the Series K Shares to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.




                                      -20-
COR\48583.1

             (h) The Corporation covenants that (A) all shares of Common Stock that may be issued upon conversions of Series K Shares will upon issuance be duly and validly issued, fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights, and (B) it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common stock held in its treasury, or both, for the purpose of effecting conversions of Series K Shares, the whole number of shares of Common Stock deliverable upon the conversion of all outstanding Series K Shares.

         (5) The holders of Series K Shares shall have the following liquidation rights and preferences:

             (a) Upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation (for the purposes of this subsection (5), a "Liquidation"), the holder of each Series K Share then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders an amount equal to $25.00 per share plus all dividends (whether or not declared or due) accrued and unpaid on such share through the date fixed for the distribution of assets of the Corporation to the holders of Series K Shares. With respect to the distribution of the Corporation's assets upon a Liquidation, the Series K Shares shall rank prior to Junior Securities, pari passu with the Parity Securities and junior to the Senior Securities.

             (b) If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Series K Shares and any Parity Securities then outstanding shall be insufficient to pay in full the liquidation distributions to the holders of the outstanding Series K Shares and Parity Securities in accordance with the terms of these Articles of Incorporation, then the holders of such shares shall share ratably in such distribution of assets.

             (c) Neither the voluntary sale, conveyance, lease, pledge, exchange or transfer of all or substantially all the property or assets of the Corporation, the merger or consolidation of the Corporation into or with any other corporation, the merger of any other corporation into the Corporation, a statutory share exchange with any other corporation, nor any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall be deemed to be a Liquidation of the Corporation for the purposes of this subsection (5) (unless in connection therewith the Liquidation of the Corporation is specifically approved).

             (d) The holder of any Series K Shares shall not be entitled to receive any payment owed for such shares under this subsection (5) until such holder shall cause to be delivered to the Corporation the certificate or certificates representing such Series K Shares and transfer instruments satisfactory to the Corporation and sufficient to transfer such Series



                                      -21-
COR\48583.1

     K Shares to the Corporation free of any adverse interest or claim. No interest shall accrue on any payment upon Liquidation.

             (e) After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series K Shares will not be entitled to any further participation in any distribution of assets by the Corporation.

         (6) The Series K Shares is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

     H. SERIES L PREFERRED STOCK. The Corporation's 5% Cumulative Convertible Series L Preferred Stock ("Series L Shares") shall consist of 325,000 shares of Preferred Stock having the preferences, limitations and relative rights set forth below.

         (1) VOTING RIGHTS. Holders of the Series L Shares shall be entitled to cast one vote per share, voting with holders of shares of Common Stock and with holders of other series of voting preferred stock as a single class on any matter to come before a meeting of the shareholders, except with respect to the casting of ballots on those matters as to which holders of Preferred Stock or a particular series thereof are required by law to vote separately.

         (2) RANK. The Series L Shares shall, with respect to dividend rights and rights upon liquidation, dissolution and winding up, rank prior to the Common Stock and pari passu with respect to the Series A, H and K Shares. All equity securities of the Corporation to which the Series L Shares rank prior, whether with respect to dividends or upon liquidation, dissolution or winding-up or otherwise, including the Common Stock, are collectively referred to herein as the "Junior Securities"; all equity securities of the Corporation with which the Series L Shares rank pari passu, including the Series A, H and K Shares, are collectively referred to herein as the "Parity Securities"; and all other equity securities of the Corporation (other than any convertible debt securities) to which the Series L Shares ranks junior are collectively referred to herein as the "Senior Securities." The preferences, limitations and relative rights of the Series L Shares shall be subject to the preferences, limitations and relative rights of the Junior Securities, Parity Securities and Senior Securities issued after the Series L Shares are issued.

         (3) DIVIDENDS. (a) The holders of record of the Series L Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, an annual cash dividend of $1.25 on each Series L Share, payable quarterly on each March 31, June 30, September 30 and December 31 on which any Series L Shares shall be outstanding (each a "Dividend Due Date"), commencing on the first such date following the issuance of the Series L Shares. Dividends on each Series L Share shall accrue and be cumulative from and after the date of issuance of such Series L Share and dividends payable for any partial quarterly period shall be calculated on the basis of a year of 360 days consisting of twelve 30-day months. Dividends shall be payable to the holders of record as they appear on the Corporation's stock transfer books at the close of business on the record date for such payment, which the Board of Directors



                                      -22-
COR\48583.1
shall fix not more than 60 days or less than 10 days preceding a Dividend Due Date. Holders of the Series L Shares shall not be entitled to any dividends, whether paid in cash, property or stock, in excess of the cumulative dividends as provided in this paragraph (a) and shall not be entitled to any interest thereon.

             (b) Unless all cumulative dividends accrued on the Series L Shares have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment through the most recent Dividend Payment Date, then (i) except as provided below, no dividend or other distribution shall be declared or paid or set apart for payment on any Parity Securities, (ii) no dividend or other distribution shall be declared or paid or set aside for payment upon the Junior Securities (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into, Junior Securities) and (iii) no Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of any Junior Securities, except by conversion of Junior Securities into, or by exchange of Junior Securities for, other Junior Securities. If any accrued dividends are not paid or set apart with respect to the Series L Shares and any Parity Securities, all dividends declared with respect to the Series L Shares and any Parity Securities shall be declared pro rata on a share-by-share basis among all Series L Shares and Parity Securities outstanding at the time.

         (4) CONVERSION. (a) Each Series L Share shall be convertible, at any time, at the option of the holder thereof into that number of fully paid and nonassessable shares of the Common Stock obtained by dividing $25.00 by the Conversion Price then in effect under the terms of this subsection (4). Unless and until changed in accordance with the terms of this subsection (4), the Conversion Price shall be $41.25. In order for a holder of the Series L Shares to effect such conversion, the holder shall deliver to KeyCorp Shareholder Services, Inc., Dallas, Texas, or such other agent as may be designated by the Board of Directors as the transfer agent for the Series L Shares (the "Transfer Agent"), the certificates representing such shares in accordance with paragraph
(b) below accompanied by written notice jointly addressed to the Corporation and the Transfer Agent that the holder thereof elects to convert such shares or a specified portion thereof. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates representing the Series L Shares being converted shall have been delivered to the Transfer Agent in accordance with each term and condition of paragraph (b) below, accompanied by the written notice jointly addressed to the Corporation and the Transfer Agent of such conversion (the "Conversion Date"), and the person or persons in whose names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Stock represented thereby at such time. As of the close of business on the Conversion Date, the Series L Shares shall be deemed to cease to be outstanding and all rights of any holder thereof shall be extinguished except for the rights arising under the Common Stock issued in exchange therefor and the right to receive accrued and unpaid dividends on such Series L Shares through the Conversion Date on the terms specified in paragraph (c) below.




                                      -23-
COR\48583.1

             (b) In connection with surrendering to the Transfer Agent the certificates representing (or formerly representing) Series L Shares, the holder shall furnish the Transfer Agent with transfer instruments satisfactory to the Corporation and sufficient to transfer the Series L Shares being converted to the Corporation free of any adverse interest or claims. As promptly as practicable after the surrender of the Series L Shares in accordance with this paragraph and any other requirement under this subsection (4), the Corporation, acting directly or through the Transfer Agent, shall issue and deliver to such holder certificates for the number of whole shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof (along with any interest payment specified in paragraph (a) above and any cash payment in lieu of fractional shares specified in paragraph (d) below). Certificates will be issued for the balance of any remaining Series L Shares in any case in which fewer than all of the Series L Shares are converted. Any conversion under paragraph (a) shall be effected at the Conversion Price in effect on the Conversion Date.

             (c) If the Conversion Date with respect to any Series L Share occurs after any record date with respect to the payment of a dividend on the Series L Shares (the "Dividend Record Date") and on or prior to the Dividend Due Date, then (i) the dividend due on such Dividend Due Date shall be payable to the holder of record of such share as of the Dividend Record Date and (ii) the dividend that accrues from the close of business on the Dividend Record Date through the Conversion Date shall be payable to the holder of record of such share as of the Conversion Date. Except as provided in this subsection (4), no payment or adjustment shall be made upon any conversion on account of any dividends accrued on Series L Shares surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

             (d) No fractional interest in a share of Common Stock shall be issued by the Corporation upon the conversion of any Series L Share. In lieu of any such fractional interest, the holder that would otherwise be entitled to such fractional interest shall receive a cash payment (computed to the nearest cent) equal to such fraction multiplied by the market value of a share of Common Stock, which shall be deemed to equal the last reported per share sale price of Common Stock on the New York Stock Exchange ("NYSE") (or, if the Common Stock is not then traded on the NYSE, the last reported per share sale price on such other national securities exchange on which the Common Stock is listed or admitted to trading or, if not then listed or admitted to trading on any national securities exchange, the last quoted bid price in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or any similar system of automated dissemination of securities prices) on the trading day immediately prior to the Conversion Date.




                                      -24-
COR\48583.1

             (e) The Conversion Price shall be adjusted from time to time as follows:

                 1. If the Corporation effects any (i) dividend or other distribution upon or in redemption of the Common Stock payable in the form of shares of capital stock of the Corporation or any of its subsidiaries or in the form of any other property (other than cash dividends paid in the ordinary course), (ii) combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock, (iii) split or other subdivision of outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iv) reorganization, exchange or reclassification of Common Stock, or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation, or any other transaction effected in a manner such that holders of outstanding Common Stock shall be entitled to receive (either directly, or upon subsequent liquidation) stock, securities or other property with respect to or in exchange for Common Stock (a "Diluting Event"), then as a condition of such Diluting Event, lawful, appropriate, equitable and adequate adjustments shall be made to the Conversion Price whereby the holders of the Series L Shares shall thereafter be entitled to receive (under the same terms otherwise applicable to their receipt of the Common Stock upon conversion of the Series L Shares), in lieu of or in addition to, as the case may be, the number of shares of Common Stock issuable under this subsection (4), such shares of stock, securities or other property as may be issued or payable with respect to or in exchange for that number of shares of Common Stock to which such holders of Series L Shares were so entitled under this subsection (4), and in any such case appropriate, equitable and adequate adjustments shall also be made to such resulting consideration in like manner in connection with any subsequent Diluting Events. It is the intention of the parties that the foregoing shall have the effect of entitling such holders of Series L Shares to receive upon the due exercise of their conversion rights under this subsection (4) such stock, securities and other property (other than cash dividends paid in the ordinary course) as such holders would have received had they held the Common Stock issuable under this subsection (4) (or any replacement or additional stock, securities or property, as applicable) on the record date of such Diluting Event.

                 2. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 5% of such price.

                 3. Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly deliver to the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall constitute conclusive evidence, absent manifest error, of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare and mail a notice to each holder of Series L Shares at each such holder's last address as the same appears on the books of the Corporation, which notice shall set forth the Conversion Price and a brief statement of the facts requiring the adjustment. The failure of the Corporation to take any such action shall not invalidate any corporate action by the Corporation.




                                      -25-
COR\48583.1

             (f) The Corporation covenants that (A) all shares of Common Stock that may be issued upon conversions of Series L Shares will upon issue be duly and validly issued, fully paid and nonassessable, and free of all liens, charges or preemptive rights, and (B) it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of Series L Shares, the whole number of shares of Common Stock deliverable upon the conversion of all outstanding Series L Shares not theretofore converted.


         (5) LIQUIDATION PREFERENCE. (a) Upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation (for the purposes of this subsection (5), a "Liquidation"), the holder of each Series L Share then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, an amount equal to $25 per share plus all dividends (whether or not declared or due) accrued and unpaid on such share on the date fixed for the distribution of assets of the Corporation to the holders of Series L Shares. With respect to the distribution of the Corporation's assets upon a Liquidation, the Series L Shares shall rank prior to Junior Securities, pari passu with the Parity Securities and junior to the Senior Securities.

             (b) If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Series L Shares and any Parity Securities then outstanding shall be insufficient to pay in full the liquidation distributions to the holders of outstanding Series L Shares and Parity Securities in accordance with the terms of these Articles of Incorporation, then the holders of such shares shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of the Series L Shares and Parity Securities are entitled were paid in full.

             (c) Neither the voluntary sale, conveyance, lease, pledge, exchange or transfer of all or substantially all the property or assets of the Corporation, the merger or consolidation of the Corporation into or with any other corporation, the merger of any other corporation into the Corporation, a share exchange with any other corporation, nor any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall be deemed to be a Liquidation of the Corporation for the purposes of this subsection (5) (unless in connection therewith the Liquidation of the Corporation is specifically approved).

             (d) The holder of any Series L Shares shall not be entitled to receive any payment owed for such shares under this subsection (5) until such holder shall cause to be delivered to the Corporation the certificate or certificates representing such Series L Shares and transfer instruments satisfactory to the Corporation and sufficient to transfer such Series L Shares to the Corporation free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.




                                      -26-
COR\48583.1

             (e) After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series L Shares will not be entitled to any further participation in any distribution of assets by the Corporation.

         (6) PREEMPTIVE RIGHTS. The Series L Shares is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

     I. JUNIOR PREFERRED STOCK. The Corporation's Series AA Junior Participating Preferred Stock (the "Junior Preferred Stock") shall consist of 300,000 shares of Preferred Stock.

         (1) The rights of the holders of Junior Preferred Stock to dividends and distributions shall be as follows:

             (a) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, and (ii) a preferential cash dividend ("Preferential Dividends"), if any, on the 15th day of March, June, September, and December of each year or, if such 15th day is not a business day, on the business day immediately preceding such 15th day (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount equal to $21.00 per share of Junior Preferred Stock less the per share amount of all cash dividends declared on the Junior Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event this Corporation shall, at any time after the issuance of any share or fraction of a share of Junior Preferred Stock, make any distribution on the shares of Common Stock, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to clause (i) of the immediately preceding sentence and other than a distribution of shares of Common Stock or other capital stock of this Corporation and other than a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Current Market Price of such share), then and in each such event this Corporation shall simultaneously pay on each then outstanding share of Junior Preferred Stock a distribution, in like kind, of 100 times (subject to the provisions for adjustment hereinafter set forth) such distribution paid on a share of Common Stock. The dividends and distributions on the Junior Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Participating Dividends," and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Participating Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event this Corporation shall at any time declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Junior Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (b) This Corporation shall declare each Participating Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Junior Preferred Stock.

             (c) Preferential Dividends shall begin to accrue on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Junior Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by- share basis among all such shares at the time outstanding.

         (2) The holders of shares of Junior Preferred Stock shall have the following voting rights:

             (d) Subject to the provisions for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of this Corporation. The number of votes which a holder of Junior Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event this Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of



                                      -28-
COR\48583.1

     Junior Preferred Stock shall be entitled after such event shall be the Voting Multiple immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (e) Except as otherwise provided herein or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of this Corporation.

             (f) The holder of a fractional share of Junior Preferred Stock may vote any such fractional share in increments of 1/100 of a share on all matters submitted to a vote of the shareholders of this Corporation such that the holder of a fractional share of Junior Preferred Stock may cast one vote for each one hundredth of a share of Junior Preferred Stock held of record by him.

             (g) In the event that the Preferential Dividends accrued on the Junior Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or set apart for payment, the holders of record of the Junior Preferred Stock shall have the right, at the next meeting of shareholders called for the election of directors, voting as a class to elect two members to the Board of Directors, which directors shall be in addition to the number provided for under the By-laws prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Junior Preferred Stock shall have been paid (or set aside for payment) in full. The holders of shares of Junior Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Junior Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such shareholders, and vacancies in such directorships may be filled only by such shareholders (or by the remaining director elected by such shareholders, if there be one) in the manner permitted by law; provided, however, that any such action by shareholders shall be taken at a meeting of shareholders and shall not be taken by written consent thereof.

             (h) Except as otherwise required by law or set forth herein, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.


                                      -29-
COR\48583.1

         (3) This Corporation shall abide by the following restrictions:

             (a) Whenever Preferential Dividends or Participating Dividends are in arrears or this Corporation shall be in default in payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Participating Dividends, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Junior Preferred Stock may have in such circumstances, the Corporation shall not:

                 1. declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to, the Junior Preferred Stock;

                 2. declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Junior Preferred Stock, unless dividends are paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                 3. except as permitted by subparagraph (4) below, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, provided that this Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Junior Preferred Stock; or

                 4. purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

             (b) This Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (a) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.




                                      -30-
COR\48583.1

             (c) This Corporation shall not issue any shares of Junior Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of November 17, 1986 between the Corporation and the Rights Agent named therein or any comparable agreement entered into after the expiration date thereof (the "Rights Agreement"), a copy of which is on file with the Secretary of the Corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict this Corporation from issuing for any purpose any series of preferred stock with rights and privileges similar to, different from, or greater than, those of the Junior Preferred Stock.

         (4) Any shares of Junior Preferred Stock purchased or otherwise acquired by this Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. This Corporation shall cause all such shares upon their retirement and cancellation to become authorized but unissued shares of preferred stock, without designation as to series, and such shares may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors.

         (5) Upon any voluntary or involuntary liquidation, dissolution or winding up of this Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior to the Junior Preferred Stock (upon liquidation, dissolution or winding up) unless the holders of shares of Junior Preferred Stock shall have received, subject to adjustment as hereinafter provided, the greater of either (i) $8,500 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) the amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Junior Preferred Stock, unless simultaneously therewith distributions are made ratably on the Junior Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Junior Preferred Stock are entitled under clause (a)(i) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Junior Preferred Stock shall be entitled upon liquidation, dissolution or winding up of this Corporation pursuant to clause (a)(ii) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of this Corporation applicable pursuant to said clause to the determination of the Participating Liquidation Amount, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple." In the event this Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Multiple therefor applicable to the determination of the Participating Liquidation Amount to which holders of Junior Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event



                                      -31-
COR\48583.1
multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (6) The holders of shares of Junior Preferred Stock shall have the following rights:

             (a) In the event that holders of shares of Common Stock of this Corporation receive in respect of their shares of Common Stock any share of capital stock of this Corporation (other than any share of Common Stock of the Corporation), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise ("Transaction"), then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of this Corporation of the shares of Junior Preferred Stock shall be adjusted so that after such event the holders of Junior Preferred Stock shall be entitled, in respect of each share of Junior Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of this Corporation as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of this Corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

             (b) In the event that holders of shares of Common Stock of this Corporation receive in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Current Market Price (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of this Corporation of the shares of Junior Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of



                                      -32-
COR\48583.1
     which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Current Market Price of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

             (c) In the event that holders of shares of Common Stock of this Corporation receive in respect of their shares of Common Stock any right or warrant to purchase capital stock of this Corporation (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of this Corporation (other than Common Stock), at a purchase price per share less than the Current Market Price of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of this Corporation of the shares of Junior Preferred Stock shall each be adjusted so that after such event each holder of a share of Junior Preferred Stock shall be entitled, in respect of each share of Junior Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of shares of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of this Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of this Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction, the numerator of which shall be the difference between the Current Market Price (as hereinafter defined) of a share of the capital stock subject to a right or warrant distributed to the holders of shares of Common Stock of this Corporation as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Current Market Price of a share of such capital stock immediately after the distribution of such right or warrant.

            (d) For purposes of this Section (6), the "Current Market Price" of a share of capital stock of this Corporation (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing prices per share thereof over the 30



                                      -33-
COR\48583.1
     consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Current Market Price of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after the ex-dividend date for (i) a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Current Market Price shall be appropriately adjusted by the Board of Directors of this Corporation to reflect the Current Market Price of such stock to take into account ex-dividend trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of this Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of this Corporation is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Current Market Price thereof as aforesaid, "Current Market Price" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of this Corporation. In either case referred to in the foregoing sentence, the determination of Current Market Price shall be described in a statement filed with the Secretary of the Corporation.

         (7) In case this Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Junior Preferred Stock shall at the time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.


                                      -34-
COR\48583.1

         (8) Adjustments to the Junior Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs. This Corporation shall give prompt written notice to each holder of a share of Junior Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dis solution or winding up of this Corporation of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of this Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

         (9) The shares of Junior Preferred Stock shall not be redeemable at the option of this Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, this Corporation may acquire shares of Junior Preferred Stock in any other manner permitted by law, the provisions hereof and the Articles of Incorporation of the Corporation.

         (10) Unless otherwise provided in these Articles of Incorporation, the Junior Preferred Stock shall rank junior to all other series of the Corporation's preferred stock (as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up) and senior to the Common Stock.

         (11) The provisions of this Section of the Articles of Incorporation shall not be amended in any manner which would materially affect the rights, privileges or powers of the Junior Preferred Stock without, in addition to any other vote of shareholders required by law, the affirmative vote of the holders of 80% or more of the outstanding shares of Junior Preferred Stock, voting together as a single class.

     J. SERIES BB PREFERENCE STOCK. The Corporation's Series BB Participating Cumulative Preference Stock shall consist of 1,000,000 shares of Preferred Stock having the preferences, limitations and relative rights set forth below. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series BB Participating Cumulative Preference Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options or rights or upon the conversion of any outstanding securities issued by the Corporation convertible into Series BB Participating Cumulative Preference Stock.

         (1) The holders of Series BB Participating Cumulative Preference Stock shall have the following dividend rights.

             (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series BB Participating Cumulative Preference Stock with respect to dividends, the holders of shares of Series BB Participating Cumulative Preference Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing


                                      -35-
COR\48583.1
on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series BB Participating Cumulative Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series BB Participating Cumulative Preference Stock. In the event the Corporation shall at any time after August 27, 1996 (the "Right Declaration Date") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series BB Participating Cumulative Preference Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (b) The Corporation shall declare a dividend or distribution on the Series BB Participating Cumulative Preference Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series BB Participating Cumulative Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

             (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series BB Participating Cumulative Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series BB Participating Cumulative Preference Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends of such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series BB Participating Cumulative Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series BB Participating Cumulative Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares


                                      -36-
COR\48583.1
of Series BB Participating Cumulative Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 45 days prior to the date fixed for the payment thereof.

         (2) In addition to any voting rights otherwise required by law, the holders of shares of Series BB Participating Cumulative Preference Stock shall have the following voting rights:

             (a) Subject to the provision for adjustment hereinafter set forth, each share of Series BB Participating Cumulative Preference Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series BB Participating Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (b) Except as otherwise provided in the Corporation's Articles of Incorporation or by law, the holders of shares of Series BB Participating Cumulative Preference Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

             (c) (i) If at any time dividends on any Series BB Participating Cumulative Preference Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series BB Participating Cumulative Preference Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series BB Participating Cumulative Preference Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors.

                 (ii) During any default period, such voting right of the holders of Series BB Participating Cumulative Preference Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this
Section 2(c) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the


                                      -37-
COR\48583.1
holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series BB Participating Cumulative Preference Stock.

                 (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the Chief Executive Officer, the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to the holder the last address appearing on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

                 (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph
(c)(ii) of this Section 2) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph
(c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.


                                      -38-
COR\48583.1

                 (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Corporation's Articles of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of paragraph
(c)(ii) of this Section 2 (such number being subject, however, to change thereafter in any manner provided by law or in the Corporation's Articles of Incorporation or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

             (d) Except as set forth herein, holders of Series BB Participating Cumulative Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         (3) Any shares of Series BB Participating Cumulative Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the shareholders or the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Corporation's Articles of Incorporation.

         (4) The Corporation shall abide by the following restrictions:

             (a) Whenever quarterly dividends or other dividends or distributions payable on the Series BB Participating Cumulative Preference Stock as provided for in Section 1 are in arrears or the Corporation shall be in default in payment thereof, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series BB Participating Cumulative Preference Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series BB Participating Cumulative Preference Stock may have in such circumstances, the Corporation shall not:

                 1. declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series BB Participating Cumulative Preference Stock;

                 2. declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series BB Participating Cumulative Preference Stock, unless dividends are paid ratably on the Series BB Participating


                                      -39-
COR\48583.1

          Cumulative Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                 3. redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series BB Participating Cumulative Preference Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series BB Participating Cumulative Preference Stock; or

                 4. redeem or purchase or otherwise acquire for consideration any shares of Series BB Participating Cumulative Preference Stock, or any shares of stock ranking on a parity with the Series BB Participating Cumulative Preference Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

             (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         (5) Upon any liquidation, dissolution or winding up of the Corporation, the holders of Series BB Participating Cumulative Preference Stock shall have the following rights.

             (a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made to the holders of shares of stock ranking (either as to dividends or upon liquidation, dissolution or winding up) junior to the Series BB Participating Cumulative Preference Stock unless, prior thereto, the holders of shares of Series BB Participating Cumulative Preference Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series BB Liquidation Preference"). Following the payment of the full amount of the Series BB Liquidation Preference, no additional distributions shall be made to the holders of shares of Series BB Participating Cumulative Preference Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series BB Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as



                                      -40-
COR\48583.1
stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series BB Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series BB Participating Cumulative Preference Stock and Common Stock, respectively, holders of Series BB Participating Cumulative Preference Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Cumulative Preference Stock and Common Stock, on a per share basis, respectively.

             (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series BB Liquidation Preference and the liquidation preferences of all other series of Cumulative Preference Stock, if any, which rank on a parity with the Series BB Participating Cumulative Preference Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment then such remaining assets shall be distributed ratably to the holders of Common Stock.

             (c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (6) In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case the shares of Series BB Participating Cumulative Preference Stock shall at the same time be similarly exchanged or converted in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or conversion of shares of Series BB Participating Cumulative Preference Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


                                      -41-
COR\48583.1

         (7) The shares of Series BB Participating Cumulative Preference Stock shall not be redeemable.

         (8) The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series BB Participating Cumulative Preference Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series BB Participating Cumulative Preference Stock, voting separately as a class.

         (9) Series BB Participating Cumulative Preference Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series BB Participating Cumulative Preference Stock.

                                   ARTICLE IV

                                    Directors

     A. NUMBER OF DIRECTORS. The business and affairs of this Corporation shall be managed under the direction of the Board of Directors. The number of directors comprising the Board of Directors of this Corporation (exclusive of directors who may be elected by the holders of any one or more series of Preferred Stock voting separately) shall be 14 unless otherwise determined from time to time by resolution adopted by the affirmative votes of both (i) 80% of the directors then in office and (ii) a majority of the Continuing Directors (as defined in Article V(D)), voting as a separate group, provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director.

     B. CLASSIFICATION. The Board of Directors, other than those who may be elected by the holders of any one or more series of Preferred Stock voting separately, shall be divided, with respect to the time during which they shall hold office, into three classes, designated Class I, II and III, as nearly equal in number as possible. Any increase or decrease in the number of directors shall be apportioned by the Board of Directors so that all classes of directors shall be as nearly equal in number as possible. At each annual meeting of shareholders, directors chosen to succeed those whose terms then expire shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors are duly elected and qualified.

     C. VACANCIES. Except as provided in Article IV(G) hereof, any vacancy on the Board (including any vacancy resulting from an increase in the authorized number of directors or from a failure of the shareholders to elect the full number of authorized directors) may, notwithstanding any resulting absence of a quorum of directors, be filled only by the Board of Directors, acting by vote of both (i) a majority of the directors then in office and (ii) a majority of all the Continuing Directors,



                                      -42-
COR\48583.1
voting as a separate group, and any director so appointed shall serve until the next shareholders' meeting held for the election of directors of the class to which he shall have been appointed and until his successor is duly elected and qualified.

     D. REMOVAL. Subject to Article IV(G) hereof and notwithstanding any other provisions of these Articles or the Bylaws of this Corporation, any director or the entire Board of Directors may be removed at any time, but only for cause, by the affirmative vote at a meeting of shareholders called for such purpose of the holders of both (i) a majority of the Total Voting Power (as defined in Article V(D) hereof) entitled to be cast by the holders of Voting Stock (as defined in
Article V(D) hereof), voting together as a single class, and (ii) a majority of the Total Voting Power entitled to be cast by the Independent Shareholders (as defined in Article V(D) hereof), voting as a separate group. At the same meeting in which the shareholders remove one or more directors, a successor or successors may be elected for the unexpired term of the director or directors removed. Except as set forth in this Article, directors shall not be subject to removal.

     E. TENDER OFFERS AND OTHER EXTRAORDINARY TRANSACTIONS. In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders when evaluating a Business Combination (as defined in Article V(D) hereof) or a tender or exchange offer or a proposal by another Person or Persons to make a tender or exchange offer, the Board of Directors of the Corporation shall consider, in addition to the adequacy of the amount to be paid in connection with any such transaction, all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on the Corporation and its subsidiaries, and their respective employees, customers, creditors and other elements of the communities in which they operate or are located, (ii) the business and financial condition and earnings prospects of the acquiring Person or Persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring Person or Persons, and the possible effect of such conditions upon the Corporation and its Subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located, and (iii) the competence, experience and integrity of the acquiring Person or Persons and its or their management.

     F. BOARD QUALIFICATIONS. (1) Except as otherwise provided in Article IV(G) hereof, no person shall be eligible for nomination, election or service as a director of the Corporation who shall:

             (a) in the opinion of the Board of Directors fail to respond satisfactorily to the Corporation respecting any inquiry of the Corporation for information to enable the Corporation to make any certification required by the Federal Communications Commission under the Anti-Drug Abuse Act of 1988 or to determine the eligibility of such person under this Article;

             (b) have been arrested or convicted of any offense concerning the distribution or possession of, or trafficking in, drugs or other controlled substances, provided


                                      -43-
COR\48583.1
     that in the case of an arrest the Board of Directors may in its discretion determine that notwithstanding such arrest such persons shall remain eligible under this Article; or

             (c) have engaged in actions that could lead to such an arrest or conviction and that the Board of Directors determines would make it unwise for such person to serve as a director of the Corporation.

         (2) Any person serving as a director of the Corporation shall automatically cease to be a director on such date as he ceases to have the qualifications set forth in paragraph (1) above, and his position shall be considered vacant within the meaning of Article IV(C) hereof.

     G. DIRECTORS ELECTED BY PREFERRED SHAREHOLDERS. Notwithstanding anything in these Articles of Incorporation to the contrary, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of these Articles of Incorporation (as they may be duly amended from time to time) fixing the rights and preferences of such Preferred Stock shall govern with respect to the nomination, election, term, removal, vacancies or other related matters with respect to such directors.

                                    ARTICLE V

                          Certain Business Combinations

     A. VOTE REQUIRED IN BUSINESS COMBINATIONS. No Business Combination may be effected unless all of the following conditions have been fulfilled:

         (1) In addition to any vote otherwise required by law or these Articles, the proposal to effect a Business Combination shall have been approved by (i) a majority of the directors then in office and a majority of the Continuing Directors and (ii) by the affirmative votes of both of the following:

             (a) 80% of the Total Voting Power entitled to be cast by holders of outstanding shares of Voting Stock of this Corporation, voting as a separate voting group; and

             (b) Two-thirds of the Total Voting Power entitled to be cast by the Independent Stockholders present or duly represented at a meeting, voting as a separate voting group.

         (2) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations thereunder (or any subsequent provisions replacing the Act, rules or regulations as a whole or in part) is mailed to all shareholders of the


                                      -44-
COR\48583.1

Corporation at least 30 days prior to the consummation of such Business Combination (regardless of whether such proxy or information statement is required pursuant to the Act or subsequent provisions).

     B. Nonapplicability of Voting Requirements. The vote required by Paragraph A of this Article does not apply to a Business Combination if all conditions specified in either of paragraphs 1 or 2 below are met:

         (1) The proposed Business Combination is approved prior to the time the Related Person involved in the proposed transaction became a Related Person by the affirmative votes of both a majority of the directors then in office and a majority of the Continuing Directors, voting as a separate group.

         (2) All of the following five conditions have been met:

             (a) The aggregate amount of the cash and the Market Value on the Valuation Date of consideration other than cash to be received per share by all holders of Common Stock in such Business Combination is at least equal to the highest of the following:

                 1. the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by or on behalf of the Related Person for any shares of Common Stock of the same class or series acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became a Related Person, whichever is higher;

                 2. The Market Value per share of Common Stock of the same class or series on the Announcement Date or on the Determination Date, whichever is higher; or

                 3. The price per share equal to the Market Value per share of Common Stock of the same class or series determined pursuant to clause
          (2) immediately preceding, multiplied by the fraction of (i) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by or for the Related Person for any shares of Common Stock of the same class or series acquired by it within the two-year period immediately prior to the Announcement Date, over (ii) the Market Value per share of Common Stock of the same class or series on the first day in such two-year period on which the Related Person acquired any shares of Common Stock.

             (b) The aggregate amount of the cash and the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than Common Stock is at least equal to the



                                      -45-
COR\48583.1
     highest of the following, whether or not the Related Person has previously acquired any shares of a particular class or series of stock:

                 1. The highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by or for the Related Person for any shares of such class of stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became a Related Person, whichever is higher;

                 2. The highest preferential amount per share to which the holders of shares of such class of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of this Corporation;

                 3. The Market Value per share of such class of stock on the Announcement Date or on the Determination Date, whichever is higher; or

                 4. The price per share equal to the Market Value per share of such class of stock determined pursuant to clause (3) immediately preceding, multiplied by the fraction of (i) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by or for the Related Person for any shares of any class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date, over (ii) the Market Value per share of the same class of Voting Stock on the first day in such two-year period on which the Related Person acquired any shares of the same class of Voting Stock.

             (c) The consideration to be received by holders of any class or series of outstanding stock is to be in cash or in the same form as the Related Person has previously paid for shares of the same class or series of stock. If the Related Person has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

             (d) After the Related Person has become a Related Person and prior to the consummation of such Business Combination:

                 1. There shall have been no failure to declare and pay at the regular date therefor any full periodic dividends, cumulative or not, on any outstanding Preferred Stock of this Corporation;

                 2. There shall have been no reduction in the annual rate of dividends paid on any class or series of stock of this Corporation that is not Preferred Stock except as necessary to reflect any subdivision of the stock, and no failure to increase the annual rate of dividends as necessary to reflect



                                      -46-
COR\48583.1
          any reclassification, including any reverse stock split, recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the stock; and

                 3. The Related Person did not become the Beneficial Owner of any additional shares of stock of this Corporation except as part of the transaction which resulted in such Related Person becoming a Related Person or by virtue of proportionate stock splits or stock dividends.

     The provisions of clause (1) and (2) immediately preceding shall not apply if no Related Person or an Affiliate or Associate of the Related Person voted as a director of this Corporation in a manner inconsistent with such clauses and the Related Person, within ten days after any act or failure to act inconsistent with such clauses, notifies the Board of Directors of this Corporation in writing that the Related Person disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

             (e) After the Related Person has become a Related Person, the Related Person may not have received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this Corporation or any of its Subsidiaries, whether in anticipation of or in connection with such Business Combination or otherwise.

     C. ALTERNATIVE SHAREHOLDER VOTE FOR BUSINESS COMBINATIONS. In the event the conditions set forth in Subparagraph (B)(1) or (B)(2) have been met, the affirmative vote required of shareholders in order to approve the proposed Business Combination shall be 66-2/3% of the Total Voting Power present or duly represented at the meeting called for such purpose.

     D. DEFINITIONS. The following terms, for all purposes of these Articles or the By-laws of this Corporation, shall have the following meaning:

         (1) An "Affiliate" of, or a person "affiliated with," a specified person means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         (2) "Announcement Date" means the first general public announcement of the proposal or intention to make a proposal of the Business Combination or its first communication generally to shareholders of this Corporation, whichever is earlier.

         (3) "Associate," when used to indicate a relationship with any person, means any of the following:


                                      -47-
COR\48583.1

             (a) Any corporation or organization, other than this Corporation, of which such person is an officer, director or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of Equity Securities.

             (b) Any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity.

             (c) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

             (d) Any investment company registered under the Investment Company Act of 1940 for which such person serves as investment advisor.

         (4) A person shall be deemed to be the "Beneficial Owner" of any shares of capital stock (regardless whether owned of record):

             (a) Which that person or any of its Affiliates or Associates, directly or indirectly, owns beneficially;

             (b) Which such person or any of its Affiliates or Associates has
     (i) the right to acquire (whether exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

             (c) Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of voting capital stock of the corporation or any of its subsidiaries.

         (5) "Business Combination" means any of the following transactions, when entered into by the Corporation or a Subsidiary with, or upon a proposal by, a Related Person:

             (a) The merger or consolidation of, or an exchange of securities by, the Corporation or any Subsidiary;

             (b) The sale, lease, exchange, mortgage, pledge, transfer or any other disposition (in one or a series of transactions) of any assets of the Corporation, or of any Subsidiary, having an aggregate book or fair market value of $1,000,000 or more, measured at the time the transaction or transactions are approved by the Board of Directors;



                                      -48-
COR\48583.1

             (c) The adoption of a plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary;

             (d) The issuance or transfer by the Corporation or any Subsidiary (in one or a series of transactions) of securities of the Corporation, or of any Subsidiary, having a fair market value of $1,000,000 or more;

             (e) The reclassification of securities (including a reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power (regardless whether then exercisable) or the proportionate amount of the outstanding shares of any class or series of Equity Securities of this Corporation or any of its Subsidiaries of a Related Person, or any Associate or Affiliate of a Related Person;

             (f) Any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any Subsidiary to an Interested Shareholder or any Affiliate or Associate thereof, except proportionately as a shareholder; or

             (g) Any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.

         (6) "Capital Stock" means any Common Stock, Preferred Stock or other capital stock of the Corporation, or any bonds, debentures, or other obligations granted voting rights by the Corporation pursuant to La. R.S. 12:75H.

         (7) "Common Stock" means any stock other than a class or series of preferred or preference stock.

         (8) "Continuing Director" shall mean any member of the Board of Directors who is not a Related Person or an Affiliate or Associate thereof, and who was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not a Related Person or an Affiliate or Associate thereof and was recommended to succeed a Continuing Director by a majority of Continuing Directors who were then members of the Board of Directors, provided that, in the absence of a Related Person, any reference to "Continuing Directors" shall mean all directors then in office.

         (9) "control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. The beneficial ownership of 10% or more of the votes entitled to be cast by a corporation's voting stock creates a presumption of control.

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



         (10) "Determination Date" means the date on which a Related Person first became a Related Person.

         (11) "Equity Security" means any of the following:

             (a) Any stock or similar security, certificate of interest or participation in any profit sharing agreement, voting trust certificate or certificate of deposit for an equity security.

             (b) Any security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase an equity security.

             (c) Any put, call, straddle or other option or privilege of buying an equity security from or selling an equity security to another without being bound to do so.

         (12) "Independent Shareholder" or "Independent Stockholder" means a holder of Voting Stock of this Corporation who is not a Related Person.

         (13) "Market Value" means the following:

             (a) In the case of stock, the highest closing sale price on the date or during the period in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock on the date or during the period in question on the National Association of Securities Dealers, Inc., Automated Quotations Systems, or any alternative system then in use, or, if no such quotations are available, the fair market value on the date or during the period in question of a share of such stock as determined by a majority of the Continuing Directors of this Corporation in good faith.

             (b) In the case of property other than cash or stock, the fair market value of such property on the date or during the period in question as determined by a majority of the Continuing Directors of this Corporation in good faith.

         (14) A "person" shall mean any individual, firm, corporation or other entity, or a group of persons acting or agreeing to act together in the manner set forth in Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on January 1, 1984.

         (15) "Related Person" means any person (other than the Corporation, a Subsidiary or any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trust, trustee of or fiduciary with respect to any such plan acting in such capacity) who (a) is the direct or indirect Beneficial Owner of shares of Capital Stock representing

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



more than 10% of the outstanding Total Voting Power entitled to vote for the election of directors, and any Affiliate or Associate of any such person, or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly of indirectly, of shares of Capital Stock (including two or more classes or series voting together as a single class) representing 10% or more of the outstanding Total Voting Power entitled to vote for the election of directors. For the purpose of determining whether a person is the Beneficial Owner of a percentage, specified in this Article, of the outstanding Total Voting Power, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by that person through application of Article V(D)(3) but shall not include any other shares which may be issuable to any other person.

         (16) "Subsidiary" means any corporation of which Voting Stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by this Corporation.

         (17) "Total Voting Power," when used in reference to any particular matter properly brought before the shareholders for their consideration and vote, means the total number of votes that holders of Capital Stock are entitled to cast with respect to such matter.

         (18) "Valuation Date" means the following:

             (a) For a Business Combination voted upon by shareholders, the latter of the date prior to the date of the shareholders' vote and the day 20 days prior to the consummation of the Business Combination; and

             (b) For a Business Combination not voted upon by the shareholders, the date of the consummation of the Business Combination.

         (19) "Voting Stock" means shares of Capital Stock of the Corporation entitled to vote generally in the election of directors.

     E. BENEFIT OF STATUTE. This Corporation claims and shall have the benefit of the provisions of R.S. 12:133 except that the provisions of R.S. 12:133 shall not apply to any business combination involving an interested shareholder that is an employee benefit plan or related trust of this Corporation.

                                   ARTICLE VI

                             Shareholders' Meetings

     A. WRITTEN CONSENTS. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken only upon the vote of the shareholders, present in person or represented by duly authorized proxy, at an annual or special meeting duly noticed and

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



called, as provided in the Bylaws of the Corporation, and may not be taken by a written consent of the shareholders pursuant to the Business Corporation Law of the State of Louisiana.

     B. SPECIAL MEETINGS. Subject to the terms of any outstanding class or series of Preferred Stock that entitles the holders thereof to call special meetings, the holders of a majority of the Total Voting Power of the Corporation shall be required to cause the Secretary of the Corporation to call a special meeting of shareholders pursuant to La. R.S. 12:73B (or any successor provision). Nothing in this Article VI shall limit the power of the President of the Corporation or its Board of Directors to call a special meeting of shareholders.

                                   ARTICLE VII

                   Limitation of Liability and Indemnification

     A. LIMITATION OF LIABILITY. No director or officer of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for breach of his fiduciary duty as a director or officer, provided that the foregoing provision shall not eliminate or limit the liability of a director or officer for (1) any breach of his duty of loyalty to the Corporation or its shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful distributions of the Corporation's assets to, or redemptions or repurchases of the Corporation's shares from, shareholders of the Corporation, under and to the extent provided in La. R.S. 12:92D; or (4) any transaction from which he derived an improper personal benefit.

     B. AUTHORIZATION OF FURTHER ACTIONS. The Board of Directors may (1) cause the Corporation to enter into contracts with its directors and officers providing for the limitation of liability set forth in this Article to the fullest extent permitted by law, (2) adopt By-laws or resolutions, or cause the Corporation to enter into contracts, providing for indemnification of directors and officers of the Corporation and other persons (including but not limited to directors and officers of the Corporation's direct and indirect Subsidiaries) to the fullest extent permitted by law and (3) cause the Corporation to exercise the insurance powers set forth in La. R.S. 12:83F, notwithstanding that some or all of the members of the Board of Directors acting with respect to the foregoing may be parties to such contracts or beneficiaries of such By-laws or resolutions or the exercise of such powers. No repeal or amendment of any such By-laws or resolutions limiting the right to indemnification thereunder shall affect the entitlement of any person to indemnification whose claim thereto results from conduct occurring prior to the date of such repeal or amendment.

     C. SUBSIDIARIES. The Board of Directors may cause the Corporation to approve for the officers and directors of its direct and indirect Subsidiaries limitation of liability, indemnification and insurance provisions comparable to the foregoing.

     D. AMENDMENT OF ARTICLE. Notwithstanding any other provisions of these Articles of Incorporation, the affirmative vote of the holders of at least 80% of the Total Voting Power shall be

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



required to amend or repeal this Article VII, and any amendment or repeal of this Article shall not adversely affect any elimination or limitation of liability of a director or officer of the Corporation under this Article with respect to any action or inaction occurring prior to the time of such amendment or repeal.

                                  ARTICLE VIII

                                    Reversion

     Except for cash, shares or other property or rights payable or issuable to the holders of Preferred Stock, the rights to which shall be determined under applicable state law, Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, that are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the Corporation, and the Corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease, provided, however, that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (i) payment of the amount of any cash or property dividend or redemption price or (ii) issuance of any shares, ownership of which has reverted to the Corporation pursuant to this Article, to the person or entity who or which would be entitled thereto had such reversion not occurred.

                                   ARTICLE IX

                                   Amendments

     A. CHARTER AMENDMENTS. Articles IV (other than paragraphs F and G), V, VI(A) and IX of these Articles of Incorporation shall not be amended in any manner (whether by modification or repeal of an existing Article or Articles or by addition of a new Article or Articles) except upon resolutions adopted by the affirmative vote of both (i) 80% of the Total Voting Power entitled to be cast by the holders of outstanding shares of Voting Stock, voting together as a single group, and (ii) two-thirds of the Total Voting Power entitled to be cast by the Independent Shareholders present or duly represented at a shareholders' meeting, voting as a separate group; provided, however, that if such resolutions shall first be adopted by both a majority of the directors then in office and a majority of the Continuing Directors, voting as a separate group, then such resolutions shall be deemed adopted by the shareholders upon the affirmative vote of a majority of the Total Voting Power entitled to be cast by the holders of outstanding shares of Voting Stock, voting as a single group.

     B. BYLAW AMENDMENTS. Bylaws of this Corporation may be altered, amended, or repealed or new Bylaws may be adopted by (i) the shareholders, but only upon the affirmative vote



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of both 80% of the Total Voting Power entitled to be cast by the holders of outstanding shares of Voting Stock, voting together as a single group, and two-thirds of the Total Voting Power entitled to be cast by the Independent Shareholders present or duly represented at a shareholders' meeting, voting as a separate group, or (ii) the Board of Directors, but only upon the affirmative vote of both a majority of the directors then in office and a majority of the Continuing Directors, voting as a separate group.


                      *************************************



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COR\48583.1

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